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                                                                     EXHIBIT 5.1




         [LETTERHEAD OF SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP]



                                                                November 6, 1998

Fox Entertainment Group, Inc.
1211 Avenue of the Americas
New York, New York 10036


      Re: Fox Entertainment Group, Inc.
          Registration Statement on Form S-1
          Registration No. 333-61515
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Ladies and Gentlemen:

      You have requested our opinion, as counsel for Fox Entertainment Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-61515), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

      The Registration Statement relates to the offering by the Company of 85,000,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), and up to 12,500,000 shares of Common Stock to be issued solely to cover over-allotments (collectively, the "Shares").

      We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon such examinations, it is our opinion that when there has been compliance with the Act and the applicable state securities laws, the Shares to be sold by the Company, when issued, delivered and paid for in the manner described in the form of U.S. Purchase Agreement filed as Exhibit 1.1 to the Registration Statement and the form of International Purchase Agreement filed as Exhibit 1.2 to the Registration Statement, will be validly issued, and the Shares, when so issued, delivered and paid
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for, will also be fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rule and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,


                                /s/ Squadron, Ellenoff, Plesent & Sheinfeld, LLP